SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                                 Exchange Act of 1934



                   Date of Report (Date of earliest event reported)

                                   December 6, 1994


                                  ASHLAND COAL, INC.
                (Exact name or registrant as specified in its charter)



                    Delaware            1-9993              61-0880012
          (State or other     (Commission file number)    (I.R.S.Employer
           jurisdiction of                              Identification No.)
           incorporation or
           organization)



               2205 Fifth Street Road, Huntington, West Virginia 25701 (Address of principal executive offices) (Zip Code)



                   P.O. Box 6300, Huntington, West Virginia  25771
                                 (Mailing Address)          (Zip Code)



         Registrant's telephone number, including area code:  (304) 526-3333







          Item 1.   Changes in Control of Registrant.

               Ashland Oil, Inc., a Delaware corporation ("Ashland Oil"), has reported it has entered into a Put and Call Agreement (the "Agreement") with Saarbergwerke AG ("Saarberg") that gives Ashland Oil an option (the "Call Option") to purchase 150 shares of Ashland Coal, Inc. ("Ashland Coal") Class B Preferred Stock (the "Class B Preferred") held by Saarberg, and gives Saarberg the option (the "Put Option") to require Ashland Oil to purchase the Class B Preferred held by Saarberg, in each case in February 1995. The effectiveness of the Agreement was conditioned upon approval of the transaction by Saarberg's Supervisory Board. Ashland Coal understands approval was obtained on December 6, 1994.

               Upon exercise of the Call Option or the Put Option, the purchase is subject to certain closing conditions under the Agreement, including receipt of governmental approvals. In addition, pursuant to a Restated Shareholders Agreement dated December 12, 1991, as amended August 6, 1993 (the "Shareholders Agreement") among Ashland Oil, Saarberg, Carboex International, Inc. ("Carboex") and Ashland Coal, Carboex has a right of first refusal to purchase about 20.6% of the Class B Preferred (31 shares). The Shareholders Agreement also requires Carboex's consent to the Sale of Class B Preferred, which consent may not be unreasonably withheld.

               As of December 15, 1994, Ashland Oil reported it owned 7,071,827 shares of par value $.01 Ashland Coal Common Stock
          ("Common Stock"), which equates to about 38.6% of the voting power of Ashland Coal in matters other than the election of directors. Assuming the exercise of either the Call Option or Put Option in February 1995, and the immediate conversion of the 150 shares of Class B Preferred into Common Stock, Ashland Oil would own a total of 9,823,727 shares of Common Stock which would constitute about 53.7% of the voting power of Ashland Coal in matters other than the election of directors. Ashland Oil has stated its intention to exercise the Call Option during the February 1995 exercise period. The purchase price of the Class B Preferred pursuant to the exercise of either the Call Option or the Put Option is $110,076,000. Ashland Oil has stated that the consideration for the purchase price will be provided from the issuance of corporate debt.

               Assuming Carboex does not exercise its right of first refusal under the Shareholders Agreement, Ashland Oil's proposed purchase of 150 shares of Class B Preferred pursuant to the Agreement will permit Ashland Oil to elect a majority of the members of Ashland Coal's Board of Directors and will result in Ashland Oil obtaining majority voting power in Ashland Coal with respect to matters that may be determined by holders of a majority of Ashland Coal Common Stock. The Agreement provides that upon the closing of Ashland Oil's purchase of the Class B Preferred, the two directors elected by Saarberg to Ashland Coal's Board of Directors will resign.

               Ashland Coal currently has a ten-member Board of Directors, and Ashland Oil's current holdings of Common Stock permit it to elect four members of the Board of Directors. Under Ashland Coal's certificate of incorporation, the holders of Class B Preferred and Class C Preferred Stock, voting together as a class and using cumulative voting, have the right to elect one director to Ashland Coal's Board of Directors for every 63 shares of Class B Preferred and Class C Preferred Stock held by such holders, provided that the maximum number of directors which can be elected by holders of the Class B Preferred and C Preferred Stock is three. Assuming Carboex does not exercise its right of first refusal under the Shareholders Agreement, upon conversion of the Class B Preferred, the number of members of the Board of Directors that could be elected by holders of Common Stock would automatically increase from seven to nine members and the holders of Common Stock obtained in such conversion would vote with other Common Stockholders in the election of directors. Ashland Oil has stated it does not currently intend to convert any Class B Preferred that it acquires into Common Stock. Nevertheless, if Carboex does not exercise its right of first refusal, by voting its Common Stock holdings and the Class B Preferred, Ashland Oil could elect six members of the current ten-member Board of Directors.

               In addition, in matters other than the election of directors, under Ashland Coal's certificate of incorporation the holders of the Class B Preferred and Class C Preferred Stock vote with holders of Common Stock as if the Preferred Stock had been converted into Common Stock. Each share of Class B Preferred Stock is presently convertible into 18,346 shares of Common Stock. This conversion rate increases to 19,596 shares of Common Stock on August 18,1998, and to 20,846 shares of Common Stock on August 18, 2003. As noted above, at the current conversion rate the acquisition of the Class B Preferred, coupled with Ashland Oil's current holdings of Common Stock, would give Ashland Oil about 53.7% of the voting power in matters other than the election of directors. This gives Ashland Oil the power to determine the outcome of such matters to the extent determinable by majority vote.

               Except for the Agreement, as of December 15, 1994, Ashland Oil reported it has no current plans or proposals which relate to or would result in (a) the acquisition by any person of additional securities of Ashland Coal, except securities acquired through periodic reinvestment of dividends under the Ashland Coal Dividend Reinvestment and Stock Purchase Plan, or the disposition of securities of Ashland Coal; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving Ashland Coal or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of Ashland Coal or any of its subsidiaries; (d) any change in the present Board of Directors or management of Ashland Coal other than as described above; (e) any material change in the present capitalization or dividend policy of Ashland Coal; (f) any other material change in Ashland Coal's business or corporate structure; (g) changes in Ashland Coal's charter, by-laws or instruments corresponding thereto or other actions which may impede the acquisition of control of Ashland Coal by any person; (h) the delisting of a class of securities of Ashland Coal; (i) a class of equity securities of Ashland Coal becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or (j) any action similar to any of those enumerated above.

          Item 5.  Other Events


               The labor forces at Mingo Logan Coal Company and its Mountaineer Mining Company and Bearco divisions ("Mingo Logan") are not currently unionized. However, in a recent National Labor Relations Board ("NLRB") proceeding, Mingo Logan and certain other employers with whom Mingo Logan contracts for construction and mining services were determined to be joint employers by the Acting Regional Director for NLRB Region 9. As a consequence of this ruling, the bargaining unit at Mingo Logan's Mountaineer Mine for purposes of collective bargaining has been determined to be comprised of employees of Mingo Logan and its contractors and these employees will vote together in the vote on the question of whether or not to be represented by the United Mine Workers of America ("UMWA"). This vote is required by the NLRB decision. A date for the election has not yet been set. Mingo Logan has until January 3, 1995, to appeal to the full NLRB the decision of the Acting Regional Director. It is Mingo Logan's intention to appeal the decision and Mingo Logan expects to prevail in its appeal.

               If an election is held, Mingo Logan believes that the employees of Mingo Logan and its contractors will reject the UMWA as their representative for collective bargaining purposes. If Mingo Logan is incorrect in its belief and the UMWA is chosen by such employees to be their representative for collective bargaining purposes, Mingo Logan and such contractors shall be obligated to bargain with the UMWA on the terms of employment.

          Item 7.  Financial Statements and Exhibits

               2.1 Put and Call Agreement between Ashland Oil, Inc. and Saarbergwerke AG (filed as Exhibit A to Ashland Oil's Schedule 13D filed with the SEC on December 15, 1994, and incorporated herein by reference).






                                      SIGNATURES

               Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ASHLAND COAL, INC.
                                             (Registrant)

                                             By:  /s/  Roy F. Layman
                                                  Administrative Vice
                                                  President and Secretary


                                             Date:  December 21, 1994